Exhibit 10.8

Equity Transfer Agreement

The Equity Transfer Agreement (hereinafter referred to as the “Agreement”) is entered into between the following parties in Guangzhou, Guangdong, the PRC, on June 5, 2018:

Party A: Renshou Xinrui Enterprise Management Center (Limited Partnership) (hereinafter referred to as the “Transferor”)

Unified LC Code: 91511421MA62J7X45B

Party B: Yu Haifeng (hereinafter referred to as the “Transferee”)

ID No.: 410103197407181353

Party C: Chengdu Puyi Bohui Information Technology Co., Ltd. (hereinafter referred to as the “Transferee”)

Unified LC Code: 91510100594666757E

Target Company: Guangdong Fanhuapuyi Asset Management Co., Ltd.

Unified LC Code: 91440300069264493C

Whereas:

1. The target company (hereinafter referred to as the Company) was registered for establishment and obtained the business license with business registration number 91440300069264493C on May 22, 2013.

2. Registered capital of the Company was RMB 30 million and paid-up capital RMB 30 million, including Party A’s subscription of RMB 29.7 million and paid-up capital of RMB 29.7 million, holding 99% equity; and Party B’s subscription of RMB 0.3 million and paid-up capital of RMB 0.3 million, holding 1% equity.

3. The Parties hereto recognized net assets of the Company as RMB 26.06 million as of May 31, 2018.

4. Based on adjustment of the Company’s business development strategy, Party A and Party B intends to transfer a total of 100% equity of the Company they hold to Party C; Party C intends to agree to the transfer of 100% equity in accordance with the terms and conditions in the Agreement.

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The Agreement is entered into through friendly negotiation between the Parties hereto on the aforementioned equity transfer matter for mutual obedience and performance pursuant to the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other laws, regulations and normative documents.

1. Target Equity

1.1 Based on the terms and conditions of the Agreement, Party A shall transfer 99% equity of the Company it hold to Party C (hereinafter referred to as the target equity) and Party C agrees the transfer of the target equity.

1.2 Based on the terms and conditions of the Agreement, Party B transfers 1% equity of the Company it hold to Party C (hereinafter referred to as the target equity) and Party C agrees the transfer of the target equity.

1.3 The target equity transferred by Party A and Party B to Party C includes the relevant shareholder’s rights and interests pertaining to the equity, including but not limited to: shareholder’s voting right, shareholder’s profit and property distribution right, senior management appointment right, all rights enjoyed by Party A in various Contracts, Articles of Association and relevant documents, and other shareholder’s rights and interests pertaining to the target equity.

1.4 Upon execution and effectiveness of the Agreement, the transferor’s former rights entitled and obligations due shall be transferred to the Transferee.

2. Transfer Consideration

2.1 The transfer consideration is the amount of net assets of the target company as of May 31, 2018.

2.2 The price of target equity and its all shareholder’s rights and interests transferred from Party A to Party C is RMB 25.7994 million (99% of net assets) (hereinafter referred to as the equity transfer price); the price of target equity and its all shareholder’s rights and interests transferred from Party B to Party C is RMB 0.2606 million (1% of net assets) (hereinafter referred to as the equity transfer price).

2.3 The deadline of payment from Party C is within 30 working days after the date of execution of the target equity transfer agreement. RMB 25.7994 million shall be paid to Party A and RMB 0.2606 shall be paid to Party B.

2.4 Party C shall pay the equity transfer price respectively to the designated payee accounts of Party A and Party B in accordance with Article 2.2 above.

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3. Tax of Transfer

3.1 Taxes incurred based on transfer of the target equity shall be assumed by the statutory tax paying obligator in accordance with relevant tax laws and regulations.

3.2 The business registration fee, equity transfer witness fee and other government expenses incurred based on transfer of the target equity shall be assumed by the Company.

4. Representation and Warranty of the Transferor

Party A and Party B made the following representation and warranty to Party C on the date of execution of the Agreement, the date of effectiveness of the Agreement and the completion date of equity transfer:

4.1 Party A and Party B are legal entities lawfully established and existing pursuant to the laws of the People’s Republic of China (not including Hong Kong Special Administrative Region, Macao Administrative Region and Taiwan Region for the purpose of the Agreement and hereinafter referred to as China) with the capacity civil rights and conducts needed for executing and performing the Agreement. The Agreement entered into by the Parties hereto is the true meaning of Party A and Party B.

4.2 Party A and Party B have obtained the authorization and approval from the laws, regulations, rules, normative documents and the Articles of Association on execution of the Agreement and performance of obligations hereunder.

4.3 Party A and Party B will not violate the Articles of Association or other institutional documents, applicable laws, regulations and normative documents, any government approval or authorization as well as any contracts, agreements and other legal documents binding upon Party A and Party B for execution of the Agreement and performance of the obligations hereunder.

4.4 Party A and Party B have complete exclusive right of disposal of the target equity. The target equity do not have any rights pledge or any other warranty rights or any other preemptive rights or other limitations of third-party rights.

4.5 The Company has submitted Party C financial statements and all necessary documents and data as of June 20, 2018 (hereinafter referred to as the financial statements). Party A and Party B hereby recognize that the financial statements correctly reflect the financial standings and other conditions of the Company as of June 20, 2018.

4.6 The financial statements have specified all debts, arrears and outstanding taxes of the Company as of June 20, 2018. Except that, the Company does not have other debts, arrears and outstanding taxes other than regular operation since its registration of establishment;

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4.7 The Company has not worked on or participated in any acts against the Chinese laws and regulations possible to make the Company suffer from revocation of business license, fine or other administrative penalties or legal sanctions seriously effecting its businesses for the present and in the future;

4.8 The Company has not concealed or made false/wrong representations on any lawsuits, arbitrations, investigations and administrative procedures that are related to it, closed, in progress or about to start.

5. Representation and Warranty of the Transferee

Party C made the following representation and warranty to the Transferor on the date of execution of the Agreement, the date of effectiveness of the Agreement and the completion date of equity transfer:

5.1 Party C is a real entity lawfully established and existing pursuant to the laws of Hong Kong Special Administrative Region of the People’s Republic of China with the capacity civil rights and conducts needed for executing and performing the Agreement. The Agreement entered into by the Parties hereto is the true meaning of Party C.

5.2 Party C have obtained the authorization and approval from the laws, regulations, rules, normative documents and the Articles of Association on execution of the Agreement and performance of obligations hereunder.

5.3 Party C will not violate the Articles of Association or other institutional documents, applicable laws, regulations and normative documents, any government approval or authorization as well as any contracts, agreements and other legal documents binding upon Party C for execution of the Agreement and performance of the obligations hereunder.

5.4 The source of fund for payment of transfer consideration is lawful and Party C promises to perform the obligation of consideration payment truthfully on schedule.

6. Completion of Equity Transfer

6.1 The Parties hereunder shall apply for handling the approval and filing of transfer of the target equity at relevant competent department of the government within 30 days since execution of the Agreement.

6.2 The Parties hereto shall jointly apply for handling the registration procedure for transfer of the target equity at the business registration authority within 30 days since the date of decision of agreeing to approval and filing of transfer of equity transfer by relevant competent department of the government to transfer the registration of the target equity under Party C.

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6.3 The Parties hereto shall positively cooperate and facilitate the Company to positively cooperate with handling the approval, filing and business registration procedures for transfer of the target equity, including but not limited to providing necessary documents, proofs and data for handling the procedures.

7. Liability for Default

7.1 Any party violating any provision of the Agreement or making untrue representations or warranties hereunder shall constitute default. The defaulting party shall be liable for default against the observant party. The liability for default includes but is not limited to continued performance, payment of liquidated damages, compensation for loss and rescission of the Agreement based on the specific situation of default.

7.2 Unless otherwise specified in relevant provisions of the Agreement, the defaulting Party shall compensate for the direct loss incurred to another party out of default, including but not limited to arbitration fee for pursuit of the loss by the observant party (including but not limited to case hearing fee and handling fee, etc.), legal fare (including but not limited to case hearing fee, cost of preservation and execution fee, etc.), evaluation fee, audit fee, attorney fee and travel expense, etc.

8. Governing Law and Dispute Resolution

8.1 Signing, interpretation and performance of the Agreement shall be applicable to the Chinese laws.

8.2 The Parties hereto shall first settle any dispute arising from or related to the Agreement through friendly negotiation. Should negotiation fail, the Parties hereto shall submit to Shenzhen Court of International Arbitration to be arbitrated in accordance with the then effective arbitration rules upon application for arbitration. The arbitration court shall be comprised of 3 members. The arbitral award shall be final and binding upon the Parties hereto. The court shall be opened in Shenzhen.

9. Other Provisions

9.1 The Agreement shall come into force upon being signed by the Parties hereto.

9.2 The Agreement is made in triplicate with each party holding one copy with equal legal force.

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(The remainder of this page is intentionally left blank as the signing page of the Equity Transfer Agreement)

Party A: Renshou Xinrui Enterprise Management Center (Limited Partnership)

/s/ Seal of Renshou Xinrui Enterprise Management Center (Limited Partnership)

Party B: Yu Haifeng

By:	/s/ Yu Haifeng

Party C: Chengdu Puyi Bohui Information Technology Co., Ltd.

/s/ Seal of Chengdu Puyi Bohui Information Technology Co., Ltd.

Target Company: Guangdong Fanhua Puyi Asset Management Co., Ltd.

/s/ Seal of Guangdong Fanhua Puyi Asset Management Co., Ltd.

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